Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media Relations: Sheri Woodruff 610-893-9555 Office 609-933-9243 Mobile swoodruff@tycoelectronics.com	Investor Relations: John Roselli 610-893-9559 Office john.roselli@tycoelectronics.com Keith Kolstrom 610-893-9551 Office keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS REPORTS FISCAL FOURTH QUARTER RESULTS
AND 2008 OUTLOOK

•
Sales Increased 11 Percent to $3.6 Billion; Organic Sales Up 8 Percent

•
Income From Operations of $443 Million With Operating Margin of 12.2 Percent; Adjusted Operating Income of $494 Million With Adjusted Operating Margin of 13.7 Percent

•
Earnings Per Share (EPS) From Continuing Operations of $0.53 on a GAAP Basis; Adjusted EPS of $0.59

•
Company Expects Fiscal 2008 Organic Sales Growth of 6 to 8 Percent and Adjusted EPS From Continuing Operations of $2.40 to $2.50, an Increase of 10 to 15 Percent

PEMBROKE, Bermuda—Nov. 15, 2007—Tyco Electronics Ltd. (NYSE: TEL; BSX: TEL) today reported net sales of $3.6 billion for the fiscal fourth quarter ended Sept. 28, 2007, an increase of 11 percent over the prior-year period. Excluding currency effects, organic sales growth was 8 percent. GAAP diluted earnings per share (EPS) from continuing operations was $0.53 for the quarter. Included in EPS from continuing operations were $0.06 per share of net charges related to restructuring, separation and other items. Adjusted diluted EPS from continuing operations was $0.59 in the quarter.

"Our fourth quarter was a good finish to our fiscal year and I was pleased with our progress against our financial and strategic objectives," said Chief Executive Officer Tom Lynch. "Our strong sales growth was largely due to continued strength in our international markets, which account for more than 60 percent of our sales, along with another very strong quarter in our Undersea Telecommunications business. Our operating margin was better than we anticipated due to the higher sales. We also made good progress on our strategic initiatives as we accelerated our manufacturing simplification activities and, in early October, we announced an agreement to sell our Power Systems business. In addition, we essentially completed our debt structure, announced a $750 million share repurchase program and declared our first dividend payment."

Organic Sales Growth, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Margin and Free Cash Flow are all non-GAAP financial measures and are described near the end of this press release. For a reconciliation of these non-GAAP measures, see the attached tables. All dollar amounts are pre-tax and stated in millions. All comparisons are to the quarter ended Sept. 29, 2006 unless otherwise indicated.

($ in millions)	Sept. 28, 2007	Sept. 29, 2006	$ Change	% Change
Net Sales	$3,619	$3,248	$371	11%
Operating Income	$443	$158	$285	180%
Restructuring-Related Costs	$(59)	$(5)
Separation-Related Costs	$(20)	$0
Other Items, Net	$28	$(316)

Adjusted Operating Income	$494	$479	$15	3%
Operating Margin	12.2%	4.9%
Adjusted Operating Margin	13.7%	14.7%

GAAP operating income was $443 million, compared to $158 million in the prior-year period. The operating margin on a GAAP basis was 12.2 percent, compared to 4.9 percent in the prior-year period. Included in operating income were restructuring-related costs of $59 million and separation-related costs of $20 million, partially offset by a $24 million gain on the sale of real estate and $4 million of income related to an insurance recovery. Operating income in the prior-year quarter included a $316 million goodwill impairment charge and $5 million of restructuring-related costs. Excluding these items in both periods, adjusted operating income was $494 million, compared to $479 million a year ago. The adjusted operating margin was 13.7 percent, compared to 14.7 percent a year ago. Consistent with the prior two quarters, the year-over-year decline in the operating margin was largely due to lower production levels in the Electronic Components segment and a lower margin sales mix compared to last year.

CASH FLOW

Cash provided by operating activities was $655 million in the quarter, an increase of 11 percent over the prior-year quarter and free cash flow was $545 million. The increase was largely due to improved inventory performance compared to the prior-year quarter.

Gross capital expenditures were $145 million in the quarter, consistent with the company's expected long-term capital investment levels of 4 to 5 percent of sales. Net capital expenditures were $110 million, which reflected gross capital expenditures less $35 million of proceeds from the sale of real estate. The company ended the quarter with a cash balance of $936 million.

OTHER ITEMS

  •
  During the quarter, the company announced that its Board of Directors had authorized a $750 million share repurchase program and declared its first regular quarterly dividend of $0.14 per share, which was paid on Nov. 1.

  •
  On Oct. 19, the company announced the execution of an agreement to sell its Power Systems business for $100 million in cash, subject to a final working capital adjustment. The transaction is expected to close by the end of calendar 2007 or early in 2008.

ORDERS

Excluding the company's Wireless Systems and Undersea Telecommunications segments, which are project-oriented businesses with uneven order patterns, orders grew 8 percent organically in the quarter and the book-to-bill ratio was 0.99. Total company orders grew 4 percent organically in the quarter compared to the prior year, and the book-to-bill ratio was 0.93.

OUTLOOK

For the full year 2008, the company expects organic sales growth of 6 to 8 percent and EPS from continuing operations of $2.23 to $2.33, including restructuring and separation-related costs of approximately $130 million ($0.17 per share). This compares to a GAAP loss from continuing operations of $0.29 per share in fiscal 2007, which included $2.33 per share of net charges related to the Tyco International shareholder litigation settlement, separation-related costs and other items. Excluding these charges, EPS in the prior year was $2.04, which included restructuring-related costs of $107 million ($0.14 per share). On an adjusted basis, excluding restructuring and other items, the company expects EPS from continuing operations of $2.40 to $2.50 in 2008, compared to $2.18 in the prior year, an increase of 10 to 15 percent.

For the first quarter of fiscal 2008, the company expects sales growth of 14 to 16 percent over prior-year sales of $3.1 billion, with organic sales growth of 10 to 12 percent. Excluding the strong growth expected in the company's Undersea Telecommunications segment, the company expects organic sales growth of 4 to 6 percent. The company further expects diluted EPS from continuing operations of $0.51 to $0.53 including restructuring and separation-related costs of approximately $40 million ($0.05 per share). This compares to EPS of $0.48 per share in the prior-year quarter, which included separation and restructuring-related costs of $12 million ($0.02 per share). On an adjusted basis, first quarter EPS is expected to be $0.56 to $0.58 compared to $0.50 last year, an increase of 12 to 16 percent.

Lynch said, "For the full year, we expect continued growth in our international markets and relatively flat sales in the U.S. The growth in our Undersea Telecommunications business is expected to be very strong in the first quarter before tapering off over the balance of the year." Lynch continued, "We expect to see solid improvement in our operating margin before restructuring costs in 2008 as we continue to make progress on our strategic priorities and our EPS will also benefit slightly from our recently-announced share repurchase plan. In the first quarter, our adjusted operating margin should be flat-to-slightly higher than last year's adjusted margin of 13.1 percent."

SEGMENT RESULTS

Tyco Electronics is comprised of four reporting segments: Electronic Components, Network Solutions, Wireless Systems and Undersea Telecommunications.

Electronic Components

The Electronic Components segment is the world's largest supplier of passive electronic components, including connectors and interconnect systems, relays, switches, circuit protection devices, touchscreens, sensors, and wire and cable.

($ in millions)	Sept. 28, 2007	Sept. 29, 2006	$ Change	% Change	Organic Growth
Net Sales	$2,630	$2,439	$191	8%	4%
Operating Income	$347	$352	$(5)	(1)%
Restructuring-Related Costs	$(23)	$(1)

Adjusted Operating Income	$370	$353	$17	5%
Operating Margin	13.2%	14.4%
Adjusted Operating Margin	14.1%	14.5%

Sales in the segment grew 8 percent year over year, or 4 percent organically. On an organic basis, growth was driven by strength in the communications (+12 percent), industrial machinery (+9 percent), aerospace and defense (+8 percent), consumer electronics (+8 percent) and automotive (+7 percent) markets. This growth was partially offset by a 4 percent decline in the computer market, primarily driven by the strategic decision to exit certain low-margin business and relatively flat sales in our appliance market. On a geographic basis, segment sales grew 10 percent organically in Asia, 4 percent in Europe, and declined 3 percent in the Americas.

Operating income decreased by $5 million, due entirely to restructuring-related costs. Adjusted operating income grew $17 million, due to higher sales levels. The adjusted operating margin decreased by 40 basis points due primarily to lower production and productivity levels in North America, particularly in automotive, communications equipment and housing-related markets. Restructuring-related costs in the quarter were $23 million, compared to $1 million in the prior-year quarter.

Network Solutions

The Network Solutions segment is a supplier of infrastructure components and systems for telecommunications and energy networks.

($ in millions)	Sept. 28, 2007	Sept. 29, 2006	$ Change	% Change	Organic Growth
Net Sales	$522	$460	$62	13%	7%
Operating Income	$46	$70	$(24)	(34)%
Restructuring-Related Costs	$(31)	$(1)

Adjusted Operating Income	$77	$71	$6	8%
Operating Margin	8.8%	15.2%
Adjusted Operating Margin	14.8%	15.4%

Segment sales grew 13 percent compared to the prior-year quarter, or 7 percent organically. On an organic basis, sales to the building networks market grew 17 percent, reflecting strong demand for faster and more secure networks and higher pricing on copper cabling products. Sales to the communication service provider market increased 7 percent, due to an increase in sales of fiber optic network components. Sales to the energy market grew 4 percent, reflecting growth in Europe and Asia.

Operating income decreased by $24 million, due to restructuring-related costs. Adjusted operating income increased by $6 million, due to the increase in sales. The decrease in the adjusted operating margin primarily relates to a lower margin sales mix compared to the prior year. Restructuring-related costs in the quarter were $31 million, compared to $1 million in the prior-year quarter.

Wireless Systems

The Wireless Systems segment is a leading innovator of wireless technology for critical communications, radar and defense applications.

($ in millions)	Sept. 28, 2007	Sept. 29, 2006	$ Change	% Change	Organic Growth
Net Sales	$254	$252	$2	1%	1%
Operating Income	$47	$(282)	$329	NM
Other Items, Net	$24	$(316)
Restructuring-Related Costs	$(3)	$(3)

Adjusted Operating Income	$26	$37	$(11)	(30)%
Operating Margin	18.5%	NM
Adjusted Operating Margin	10.2%	14.7%

Sales in the segment were essentially flat year over year. Modest growth in the wireless networks and aerospace and defense businesses was offset by a decline in the commercial products business, primarily due to continued softness in the wireless infrastructure market.

Operating income increased by $329 million, primarily due to a $316 million goodwill impairment charge in last year's fourth quarter. The current quarter included a $24 million gain related to the sale of real estate. On an adjusted basis, the decrease in the operating margin was largely due to the softness in the wireless infrastructure market. Restructuring-related costs in both the current and year-ago quarter were $3 million.

Undersea Telecommunications

The company's Undersea Telecommunications segment installs and maintains undersea telecommunication systems.

($ in millions)	Sept. 28, 2007	Sept. 29, 2006	$ Change	% Change	Organic Growth
Net Sales	$213	$97	$116	120%	122%
Operating Income	$19	$18	$1	6%
Restructuring-Related Costs	$(2)	$0

Adjusted Operating Income	$21	$18	$3	17%
Operating Margin	8.9%	18.6%
Adjusted Operating Margin	9.9%	18.6%

Sales in the segment grew 122 percent organically versus the prior year due to the continued construction of a large trans-Pacific network project. Adjusted operating income increased $3 million, driven by the increased sales. The adjusted operating margin decline was primarily due to $8 million of income in the prior-year quarter related to divestitures in this segment. Restructuring-related costs in the quarter were $2 million, compared to no such costs in the prior-year quarter.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, wireless systems and undersea telecommunications systems and services, with 2007 sales of US$13.5 billion to customers in more than 150 countries. We design, manufacture and market products for customers in industries from automotive, appliances and aerospace and defense to telecommunications, computers and consumer electronics. With approximately 8,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics' commitment is our customers' advantage. More information on Tyco Electronics can be found at www.tycoelectronics.com.

CONFERENCE CALL AND WEBCAST

The company will hold a conference call for investors today beginning at 5:30 p.m. EST. The call can be accessed in three ways:

  •
  Web—Go to Tyco Electronics' website at http://investors.tycoelectronics.com. A replay of the call will be available through Nov. 30, 2007 at the same website.

  •
  Telephone—The telephone dial-in number in the United States is (877) 260-8897. The telephone dial-in number for participants outside the United States is (612) 332-0923.

  •
  Audio replay—The conference call will be available for replay beginning at 9:00 p.m. on Nov. 15, 2007 and ending at 11:59 p.m. on Nov. 22, 2007. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 890947.

NON-GAAP MEASURES

"Organic Sales Growth," "Adjusted Operating Income," "Adjusted Earnings Per Share," "Adjusted Operating Margin," and "Free Cash Flow" (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

"Organic Sales Growth" is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures. Organic Sales Growth is a useful measure of the company's performance because it excludes items that: i) are not completely under management's control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. It is also a component of the company's compensation programs. The limitation of this measure is that it excludes items that have an impact on the company's sales. This limitation is best addressed by using organic sales growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of Organic Sales Growth.

The company has presented its operating income before unusual items including costs related to the separation, legal settlements, restructuring costs and other income or charges ("Adjusted Operating Income"). The company utilizes Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It is also a significant component in the company's incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it better reflects the company's underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges related to litigation settlement costs, separation-related costs and restructuring costs and other income or charges that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease the company's reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented adjusted diluted earnings per share, which is earnings per share from continuing operations before unusual items, including costs related to the separation, legal settlements, restructuring costs, loss on retirement of debt and other income or charges ("Adjusted Earnings Per Share"). The company presents Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to our results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of unusual items, which may recur occasionally, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. This limitation is best addressed by using Adjusted Earnings Per Share in combination with earnings per share (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company has presented its operating margin before unusual items including costs related to the separation, legal settlements, restructuring costs and other income or charges ("Adjusted Operating Margin"). The company presents and forecasts its Adjusted Operating Margin before unusual items to give investors a perspective on the underlying business results. Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be recorded in the company's financial statements, it is difficult to include the impact of those items in the forecast.

"Free Cash Flow" (FCF) is a useful measure of the company's cash generation which is free from any significant existing obligation. The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company's incentive compensation plans. The difference reflects the impact from:

•
net capital expenditures,

•
voluntary pension contributions,

•
cash impact of unusual items

Net capital expenditures are subtracted because they represent long-term commitments. Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. The company forecasts its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions. In addition, the company's forecast excludes the cash impact of unusual items because the company cannot predict the amount and timing of such items.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management's and the Board of Directors' discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company's financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

FORWARD-LOOKING STATEMENTS

This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco Electronics' businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. In addition, Tyco Electronics' historical combined financial information is not necessarily representative of the results it would have achieved as an independent, publicly-traded company and may not be a reliable indicator of its future results. Tyco Electronics has no intention and is under no obligation to update or alter (and expressly disclaims any such intention or obligation to do so) its forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. More detailed information about these and other factors is set forth in the following reports filed with the Securities and Exchange Commission: Information Statement included as Exhibit 99.1 to Tyco Electronics' Current Report on Form 8-K filed June 8, 2007; Tyco Electronics' Quarterly Report on Form 10-Q for the Quarterly Period ended June 29, 2007; and Tyco Electronics' Current Report on Form 8-K filed September 20, 2007.

# # #

TYCO ELECTRONICS LTD.
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Twelve Months Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006
	(in millions, except per share data)
Net sales	$3,619	$3,248	$13,460	$12,300
Cost of sales	2,708	2,379	10,012	8,999

Gross income	911	869	3,448	3,301
Selling, general, and administrative expenses	401	394	1,664	1,524
Allocated class action settlement (income) costs, net	(4)	—	887	—
Separation costs	20	—	45	—
Restructuring and other charges, net	51	1	99	13
Goodwill impairment	—	316	—	316

Income from operations	443	158	753	1,448
Interest income	13	14	53	48
Interest expense	(56)	(60)	(231)	(256)
Other income (expense), net	13	—	(219)	—

Income from continuing operations before income taxes and minority interest	413	112	356	1,240
Income taxes	(146)	215	(494)	(46)
Minority interest	(3)	(3)	(6)	(6)

Income (loss) from continuing operations	264	324	(144)	1,188
(Loss) income from discontinued operations, net of income taxes	(8)	45	(410)	13

Income (loss) before cumulative effect of accounting change	256	369	(554)	1,201
Cumulative effect of accounting change, net of income taxes	—	—	—	(8)

Net income (loss)	$256	$369	$(554)	$1,193

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.53	$0.65	$(0.29)	$2.39
(Loss) income from discontinued operations	(0.01)	0.09	(0.82)	0.03

Income (loss) before cumulative effect of accounting change	0.52	0.74	(1.11)	2.42
Cumulative effect of accounting change	—	—	—	(0.02)

Net income (loss)	$0.52	$0.74	$(1.11)	$2.40

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.53	$0.65	$(0.29)	$2.39
(Loss) income from discontinued operations	(0.02)	0.09	(0.82)	0.03

Income (loss) before cumulative effect of accounting change	0.51	0.74	(1.11)	2.42
Cumulative effect of accounting change	—	—	—	(0.02)

Net income (loss)	$0.51	$0.74	$(1.11)	$2.40

Weighted-average number of shares outstanding:
Basic	496	497	497	497
Diluted	500	497	497	497

TYCO ELECTRONICS LTD.
CONSOLIDATED AND COMBINED BALANCE SHEETS (UNAUDITED)

	September 28, 2007	September 29, 2006
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$936	$469
Accounts receivable, net of allowance for doubtful accounts of $60 and $59, respectively	2,686	2,434
Inventories	2,047	1,850
Class action settlement escrow	928	—
Class action settlement receivable	2,064	—
Prepaid expenses and other current assets	672	447
Deferred income taxes	325	368
Assets held for sale	215	982

Total current assets	9,873	6,550
Property, plant, and equipment, net	3,505	3,076
Goodwill	7,177	7,135
Intangible assets, net	554	576
Deferred income taxes	1,397	1,501
Other assets	1,182	253

Total Assets	$23,688	$19,091

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt, including amounts due to Tyco International Ltd. and affiliates of $285 at September 29, 2006	$5	$291
Accounts payable	1,382	1,251
Class action settlement liability	2,992	—
Accrued and other current liabilities	1,450	1,307
Deferred revenue	191	155
Liabilities held for sale	165	145

Total current liabilities	6,185	3,149
Long-term debt, including amounts due to Tyco International Ltd. and affiliates of $3,225 at September 29, 2006	3,373	3,371
Long-term pension and postretirement liabilities	607	491
Deferred income taxes	271	380
Income taxes	1,242	190
Other liabilities	618	334

Total Liabilities	12,296	7,915

Commitments and contingencies
Minority interest	15	16
Shareholders' equity:
Common shares, $0.20 par value, 1,000,000,000 authorized; 497,423,476 issued and outstanding at September 28, 2007	99	—
Capital in excess:
Share premium	13	—
Contributed surplus	10,027	—
Parent company investment	—	10,490
Accumulated earnings	186	—
Accumulated other comprehensive income	1,052	670

Total Shareholders' Equity	11,377	11,160

Total Liabilities and Shareholders' Equity	$23,688	$19,091

TYCO ELECTRONICS LTD.
CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Twelve Months Ended
	September 28, 2007	September 29, 2006	September 28, 2007	September 29, 2006
	(in millions)
Cash Flows From Operating Activities:
Net income (loss)	$256	$369	$(554)	$1,193
Income (loss) from discontinued operations, net of income taxes	8	(45)	410	(13)
Cumulative effect of accounting change, net of income taxes	—	—	—	8

Income (loss) from continuing operations	264	324	(144)	1,188
Adjustments to reconcile net cash provided by operating activities:
Allocated class action settlement (income) costs, net	(4)	—	887	—
Depreciation and amortization	138	127	535	484
Deferred income taxes	41	(63)	162	(51)
Loss on retirement of debt	—	—	232	—
Goodwill impairment	—	316	—	316
Other	(6)	28	79	85
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(13)	(5)	(95)	(134)
Inventories	99	(30)	(124)	(334)
Accounts payable	50	7	87	262
Accrued and other liabilities	128	60	105	91
Income taxes	38	(179)	(125)	(179)
Other	(80)	5	(61)	(63)

Net cash provided by operating activities	655	590	1,538	1,665
Net cash used in discontinued operating activities	(12)	(14)	(13)	(2)

Cash Flows From Investing Activities:
Capital expenditures	(145)	(156)	(892)	(555)
Proceeds from sale of property, plant, and equipment	35	2	72	12
Class action settlement escrow	(7)	—	(928)	—
Proceeds from divestiture of discontinued operation, net of cash retained by business sold	—	—	227	—
Other	(14)	8	(3)	—

Net cash used in investing activities	(131)	(146)	(1,524)	(543)
Net cash used in discontinued investing activities	—	(6)	(4)	(96)

Cash Flows From Financing Activities:
Debt proceeds	2,045	—	5,676	—
Allocated debt activity	—	47	(3,743)	(731)
Repayment of debt	(2,381)	—	(2,455)	(113)
Net transactions with former parent	(27)	(368)	1,112	(74)
Transfers from (to) discontinued operations	—	2	(181)	2
Minority interest distributions paid	(2)	(3)	(7)	(12)
Other	3	(1)	5	(4)

Net cash (used in) provided by financing activities	(362)	(323)	407	(932)
Net cash provided by discontinued financing activities	13	21	24	104

Effect of currency translation on cash	24	(5)	46	(1)
Net increase in cash and cash equivalents	187	117	474	195
Less: net increase in cash related to discontinued operations	(1)	(1)	(7)	(6)
Cash and cash equivalents at beginning of period	750	353	469	280

Cash and cash equivalents at end of period	$936	$469	$936	$469

Reconciliation to Free Cash Flow:
Net cash provided by operating activities	$655	$590	$1,538	$1,665
Capital expenditures, net	(110)	(154)	(820)	(543)
Income tax advance payment	—	—	163	—

Free cash flow(1)	$545	$436	$881	$1,122

(1)
Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.
CONSOLIDATED AND COMBINED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Twelve Months Ended
	September 28, 2007		September 29, 2006		September 28, 2007		September 29, 2006
			($ in millions)
Net Sales:
Electronic Components	$2,630		$2,439		$10,111		$9,386
Network Solutions	522		460		1,897		1,740
Wireless Systems	254		252		887		874
Undersea Telecommunications	213		97		565		300

Total	$3,619		$3,248		$13,460		$12,300

Income from Operations:
Electronic Components	$347	13.2%	$352	14.4%	$1,339	13.2%	$1,404	15.0%
Network Solutions	46	8.8%	70	15.2%	231	12.2%	268	15.4%
Wireless Systems	47	18.5%	(282)	NM	77	8.7%	(239)	(27.3)%
Undersea Telecommunications	19	8.9%	18	18.6%	38	6.7%	15	5.0%
Allocated class action settlement costs, net and separation costs	(16)		—		(932)		—

Total	$443	12.2%	$158	4.9%	$753	5.6%	$1,448	11.8%

TYCO ELECTRONICS LTD.
NET SALES GROWTH RECONCILIATION (UNAUDITED)

	Change in Net Sales for the Quarter Ended September 28, 2007 versus Net Sales for the Quarter Ended September 29, 2006
	Organic(1)		Translation(2)	Acquisition / Divestiture	Total
	($ in millions)
Electronic Components(3):
Automotive	$61	6.8%	$48	$—	$109	12.2%
Computer	(13)	(4.2)	4	—	(9)	(3.0)
Communication Equipment	23	11.6	7	—	30	15.2
Appliance	1	1.3	6	—	7	5.5
Industrial Machinery	11	8.6	6	—	17	13.3
Aerospace and Defense	6	8.0	3	—	9	10.8
Consumer Electronics	4	7.6	1	—	5	9.6
Other	2	0.4	21	—	23	3.5

Total	95	3.9	96	—	191	7.8

Network Solutions(3):
Energy	8	3.6	14	—	22	10.4
Communication Service Provider	9	7.4	8	—	17	13.2
Building Networks	17	16.5	8	—	25	24.3
Other	(1)	(6.9)	(1)	—	(2)	(11.8)

Total	33	7.2	29	—	62	13.5

Wireless Systems	2	0.8	—	—	2	0.8

Undersea Telecommunications	118	121.9	(2)	—	116	119.6

Total	$248	7.7%	$123	$—	$371	11.4%

	Change in Net Sales for the Twelve Months Ended September 28, 2007 versus Net Sales for the Twelve Months Ended September 29, 2006
	Organic(1)		Translation(2)	Acquisition / Divestiture	Total
	($ in millions)
Electronic Components(3):
Automotive	$192	5.4%	$176	$17	$385	10.8%
Computer	(44)	(3.9)	17	—	(27)	(2.4)
Communication Equipment	45	6.1	22	—	67	9.1
Appliance	17	3.5	16	—	33	6.7
Industrial Machinery	53	11.5	17	—	70	15.2
Aerospace and Defense	32	10.5	9	—	41	13.4
Consumer Electronics	21	11.7	4	—	25	13.4
Other	59	2.3	72	—	131	5.1

Total	375	4.0	333	17	725	7.7

Network Solutions(3):
Energy	43	5.7	47	—	90	11.9
Communication Service Provider	(41)	(7.4)	25	—	(16)	(2.9)
Building Networks	61	16.2	19	—	80	21.4
Other	(2)	(2.7)	5	—	3	5.0

Total	61	3.5	96	—	157	9.0

Wireless Systems	12	1.4	1	—	13	1.5

Undersea Telecommunications	266	88.9	(1)	—	265	88.3

Total	$714	5.8%	$429	$17	$1,160	9.4%

(1)
Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2)
Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3)
Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TYCO ELECTRONICS LTD.
CONSOLIDATED AND COMBINED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Twelve Months Ended	For the Quarters Ended				For the Twelve Months Ended
	Dec. 29, 2006	March 30, 2007	June 29, 2007	Sept. 28, 2007	Sept. 28, 2007	Dec. 30, 2005	March 31, 2006	June 30, 2006	Sept. 29, 2006	Sept. 29, 2006
	(in millions)
Net Sales:
Electronic Components	$2,390	$2,540	$2,551	$2,630	$10,111	$2,158	$2,340	$2,449	$2,439	$9,386
Network Solutions	421	454	500	522	1,897	393	412	475	460	1,740
Wireless Systems	207	219	207	254	887	202	206	214	252	874
Undersea Telecommunications	76	122	154	213	565	64	71	68	97	300

Total	$3,094	$3,335	$3,412	$3,619	$13,460	$2,817	$3,029	$3,206	$3,248	$12,300

Income (Loss) from Operations:
Electronic Components	$327	$351	$314	$347	$1,339	$313	$373	$366	$352	$1,404
Network Solutions	54	59	72	46	231	59	61	78	70	268
Wireless Systems	14	10	6	47	77	17	13	13	(282)	(239)
Undersea Telecommunications	(1)	4	16	19	38	(3)	(2)	2	18	15
Allocated class action settlement costs, net and separation costs	—	—	(916)	(16)	(932)	—	—	—	—	—

Total	$394	$424	$(508)	$443	$753	$386	$445	$459	$158	$1,448

TYCO ELECTRONICS LTD.
ADJUSTED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
For the Twelve Months Ended September 28, 2007

		Adjustments
	US GAAP	Separation Related Costs(1)	Allocated Class Action Settlement Costs, Net	Restructuring and Other Charges, Net and Related Costs(2)	Other Items, Net(3)	Adjusted Results (Non-GAAP)(4)
	(in millions, except per share data)
Net sales	$13,460	$—	$—	$—	$—	$13,460
Cost of sales	10,012	—	—	(8)	—	10,004

Gross income	3,448	—	—	8	—	3,456
Selling, general, and administrative expenses	1,664	(41)	—	—	24	1,647
Allocated class action settlement costs, net	887	—	(887)	—	—	—
Separation costs	45	(45)	—	—	—	—
Restructuring and other charges, net	99	—	—	(99)	—	—

Income from operations	753	86	887	107	(24)	1,809
Interest income	53	—	—	—	—	53
Interest expense	(231)	—	—	—	—	(231)
Other (expense) income, net	(219)	—	—	—	232	13

Income from continuing operations before income taxes and minority interest	356	86	887	107	208	1,644
Income taxes	(494)	(25)	—	(35)	4	(550)
Minority interest	(6)	—	—	—	—	(6)

(Loss) income from continuing operations	$(144)	$61	$887	$72	$212	$1,088

Basic (loss) earnings per share:
(Loss) income from continuing operations	$(0.29)					$2.19
Diluted (loss) earnings per share:
(Loss) income from continuing operations	$(0.29)					$2.18
Weighted-average number of shares outstanding:
Basic	497					497
Diluted	497					500

ADJUSTED CONSOLIDATED AND COMBINED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)
For the Twelve Months Ended September 28, 2007

		Adjustments
	US GAAP	Separation Related Costs(1)	Allocated Class Action Settlement Costs, Net	Restructuring and Other Charges, Net and Related Costs(2)	Other Items, Net(3)	Adjusted Results (Non-GAAP)(4)
	(in millions)
Income from Operations:
Electronic Components	$1,339	$33	$—	$57	$—	$1,429
Network Solutions	231	5	—	35	—	271
Wireless Systems	77	2	—	10	(24)	65
Undersea Telecommunications	38	1	—	5	—	44
Allocated class action settlement costs, net and separation costs	(932)	45	887	—	—	—

Total	$753	$86	$887	$107	$(24)	$1,809

(1)
Includes $45 million of separation costs, primarily related to employee costs, and $41 million of costs related to building separate company functions that did not exist in the prior year.

(2)
Includes $104 million of net restructuring and other charges, of which $5 million is recorded in cost of sales, and $3 million of restructuring related moving costs (recorded in cost of goods sold).

(3)
Consists of a $24 million gain on the sale of real estate and $232 million loss on retirement of debt.

(4)
Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.
ADJUSTED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
For the Quarter Ended September 28, 2007

		Adjustments
	US GAAP	Separation Related Costs(1)	Restructuring and Other Charges, Net and Related Costs(2)	Other Items, Net(3)	Adjusted Results (Non-GAAP)(4)
	(in millions, except per share data)
Net sales	$3,619	$—	$—	$—	$3,619
Cost of sales	2,708	—	(8)	—	2,700

Gross income	911	—	8	—	919
Selling, general, and administrative expenses	401	—	—	24	425
Allocated class action settlement income	(4)	—	—	4	—
Separation costs	20	(20)	—	—	—
Restructuring and other charges, net	51	—	(51)	—	—

Income from operations	443	20	59	(28)	494
Interest income	13	—	—	—	13
Interest expense	(56)	—	—	—	(56)
Other expense, net	13	—	—	—	13

Income from continuing operations before income taxes and minority interest	413	20	59	(28)	464
Income taxes	(146)	(6)	(18)	4	(166)
Minority interest	(3)	—	—	—	(3)

Income from continuing operations	$264	$14	$41	$(24)	$295

Basic earnings per share:
Income from continuing operations	$0.53				$0.59
Diluted earnings per share:
Income from continuing operations	$0.53				$0.59
Weighted-average number of shares outstanding:
Basic	496				496
Diluted	500				500

ADJUSTED CONSOLIDATED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)
For the Quarter Ended September 28, 2007

		Adjustments
	US GAAP	Separation Related Costs(1)	Restructuring and Other Charges, Net and Related Costs(2)	Other Items, Net(3)	Adjusted Results (Non-GAAP)(4)
	(in millions)
Income from Operations:
Electronic Components	$347	$—	$23	$—	$370
Network Solutions	46	—	31	—	77
Wireless Systems	47	—	3	(24)	26
Undersea Telecommunications	19	—	2	—	21
Allocated class action settlement income and separation costs	(16)	20	—	(4)	—

Total	$443	$20	$59	$(28)	$494

(1)
Includes $20 million of separation costs, primarily related to employee costs.

(2)
Includes $56 million of net restructuring and other charges, of which $5 million is recorded in cost of sales, and $3 million of restructuring related moving costs (recorded in cost of goods sold).

(3)
Consists of $24 million gain on the sale of real estate and $4 million of class action settlement income related to an insurance recovery.

(4)
Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.
ADJUSTED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
For the Quarter Ended June 29, 2007

		Adjustments
	US GAAP	Allocated Class Action Settlement Costs, Net	Separation Related Costs(1)	Restructuring and Other Charges, Net	Loss on Retirement of Debt	Adjusted Results (Non- GAAP)(2)
	(in millions, except per share data)
Net sales	$3,412	$—	$—	$—	$—	$3,412
Cost of sales	2,550	—	—	—	—	2,550

Gross income	862	—	—	—	—	862
Selling, general, and administrative expenses	426	—	(25)	—	—	401
Allocated class action settlement costs, net	891	(891)	—	—	—	—
Separation costs	25	—	(25)	—	—	—
Restructuring and other charges, net	28	—	—	(28)	—	—

(Loss) income from operations	(508)	891	50	28	—	461
Interest income	11	—	—	—	—	11
Interest expense	(57)	—	—	—	—	(57)
Other expense, net	(232)	—	—	—	232	—

(Loss) income from continuing operations before income taxes and minority interest	(786)	891	50	28	232	415
Income taxes	(146)	—	(14)	(10)	—	(170)
Minority interest	(1)	—	—	—	—	(1)

(Loss) income from continuing operations	$(933)	$891	$36	$18	$232	$244

Basic and diluted (loss) earnings per share:
(Loss) income from continuing operations	$(1.88)					$0.49
Weighted-average number of shares outstanding:
Basic and diluted	497					497

ADJUSTED COMBINED (LOSS) INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)
For the Quarter Ended June 29, 2007

		Adjustments
	US GAAP	Allocated Class Action Settlement Costs, Net	Separation Related Costs(1)	Restructuring and Other Charges, Net	Adjusted Results (Non-GAAP)(2)
	(in millions)
(Loss) Income from Operations:
Electronic Components	$314	$—	$20	$18	$352
Network Solutions	72	—	3	4	79
Wireless Systems	6	—	1	4	11
Undersea Telecommunications	16	—	1	2	19
Allocated class action settlement costs, net and separation costs	(916)	891	25	—	—

Total	$(508)	$891	$50	$28	$461

(1)
Includes $25 million of separation costs, primarily related to employee costs, and $25 million of costs related to building separate company functions that did not exist in the prior year.

(2)
Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.
ADJUSTED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
For the Quarter Ended March 30, 2007

		Adjustments
	US GAAP	Separation Related Costs(1)	Restructuring and Other Charges, Net	Adjusted Results (Non- GAAP)(2)
	(in millions, except per share data)
Net sales	$3,335	$—	$—	$3,335
Cost of sales	2,475	—	—	2,475

Gross income	860	—	—	860
Selling, general, and administrative expenses	426	(14)	—	412
Restructuring and other charges, net	10	—	(10)	—

Income from operations	424	14	10	448
Interest income	14	—	—	14
Interest expense	(58)	—	—	(58)

Income from continuing operations before income taxes and minority interest	380	14	10	404
Income taxes	(94)	(4)	(3)	(101)
Minority interest	(1)	—	—	(1)

Income from continuing operations	$285	$10	$7	$302

Basic and diluted earnings per share:
Income from continuing operations	$0.57			$0.61
Weighted-average number of shares outstanding:
Basic and diluted	497			497

ADJUSTED COMBINED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)
For the Quarter Ended March 30, 2007

		Adjustments
	US GAAP	Separation Related Costs(1)	Restructuring and Other Charges, Net	Adjusted Results (Non- GAAP)(2)
	(in millions)
Income from Operations:
Electronic Components	$351	$11	$8	$370
Network Solutions	59	2	—	61
Wireless Systems	10	1	2	13
Undersea Telecommunications	4	—	—	4

Total	$424	$14	$10	$448

(1)
Includes $14 million of costs related to building separate company functions that did not exist in the prior year.

(2)
Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO ELECTRONICS LTD.
ADJUSTED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
For the Quarter Ended December 29, 2006

		Adjustments
	US GAAP	Separation Related Costs(1)	Restructuring and Other Charges, Net	Adjusted Results (Non-GAAP)(2)
	(in millions, except per share data)
Net sales	$3,094	$—	$—	$3,094
Cost of sales	2,279	—	—	2,279

Gross income	815	—	—	815
Selling, general, and administrative expenses	411	(2)	—	409
Restructuring and other charges, net	10	—	(10)	—

Income from operations	394	2	10	406
Interest income	15	—	—	15
Interest expense	(60)	—	—	(60)

Income from continuing operations before income taxes and minority interest	349	2	10	361
Income taxes	(108)	(1)	(4)	(113)
Minority interest	(1)	—	—	(1)

Income from continuing operations	$240	$1	$6	$247

Basic and diluted earnings per share:
Income from continuing operations	$0.48			$0.50
Weighted-average number of shares outstanding:
Basic and diluted	497			497

ADJUSTED COMBINED INCOME FROM OPERATIONS BY SEGMENT (UNAUDITED)
For the Quarter Ended December 29, 2006

		Adjustments
	US GAAP	Separation Related Costs(1)	Restructuring and Other Charges, Net	Adjusted Results (Non-GAAP)(2)
	(in millions)
Income from Operations:
Electronic Components	$327	$2	$8	$337
Network Solutions	54	—	—	54
Wireless Systems	14	—	1	15
Undersea Telecommunications	(1)	—	1	—

Total	$394	$2	$10	$406

(1)
Includes $2 million of costs related to building separate company functions that did not exist in the prior year.

(2)
Adjusted results is a non-GAAP measure. See description of non-GAAP measures contained in this release.